As filed with the Securities and Exchange Commission on May 2, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	251811499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ashish R. Parikh
Chief Financial Officer
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

James V. Davidson Hunton Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 Tel (713) 220-4200 Fax (713) 320-4285

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,
PRELIMINARY PROSPECTUS DATED MAY 2, 2023
PROSPECTUS

Priority Class A Common Shares
Preferred Shares
Depositary Shares
Warrants
Units

Hersha Hospitality Trust intends to offer and sell, from time to time, in one or more series or classes, up to an aggregate of $400,000,000 of the securities described in this prospectus. The securities may be offered separately or together in any combination and as separate series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference, before deciding to invest in these securities.
We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such offered securities.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “HT”. The closing sale price of our common shares on the NYSE on May 1, 2023, was $6.18 per share. Our Series C Preferred Shares are listed on the NYSE under the symbol “HT PRC.” The last reported sale price of our Series C Preferred Shares on the NYSE on May 1, 2023 was $19.84 per share. Our Series D Preferred Shares are listed on the NYSE under the symbol “HT PRD.” The last reported sale price of our Series D Preferred Shares on the NYSE on May 1, 2023 was $19.25 per share. Our Series E Preferred Shares are listed on the NYSE under the symbol “HT PRE.” The last reported sale price of our Series E Preferred Shares on the NYSE on May 1, 2023 was $19.99 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISKS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” INCLUDED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q AND OTHER DOCUMENTS FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is         , 2023

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplements. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We are offering to sell only the securities described in this prospectus and the accompanying prospectus supplement only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document containing the incorporated information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless the context otherwise requires, references in this prospectus and any prospectus supplement to: (i) “our company,” “we,” “us” and “our” mean Hersha Hospitality Trust, a Maryland real estate investment trust, and its subsidiaries, including the Company’s operating partnership, Hersha Hospitality Limited Partnership, a Virginia limited partnership; (ii) “common shares” mean our Priority Class A common shares of beneficial interest, $0.01 par value per share; and (iii) “preferred shares” mean our preferred shares of beneficial interest, $0.01 par value per share, including our 6.875% Series C cumulative redeemable preferred shares of beneficial interest, our 6.50% Series D cumulative redeemable preferred shares of beneficial interest and our 6.50% Series E cumulative redeemable preferred shares of beneficial interest. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus from the date we file that document, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below that we have filed, or will file, with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;
•	our Current Report on Form 8-K filed with the SEC on January 4, 2023
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023;

•
the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008, including any amendments or reports filed for the purpose of updating such description;

•
the description of our 6.875% Series C cumulative redeemable preferred shares of beneficial interest, or Series C preferred shares, contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2013, including any amendments or reports filed for the purpose of updating such description;

•
the description of our 6.50% Series D cumulative redeemable preferred shares of beneficial interest, or Series D preferred shares, contained in our Registration Statement on Form 8-A filed with the SEC on May 27, 2016, including any amendments or reports filed for the purpose of updating such description; and

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the description of our 6.50% Series E cumulative redeemable preferred shares of beneficial interest, or Series E preferred shares, contained in our Registration Statement on Form 8-A filed with the SEC on November 4, 2016, including any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K. In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date upon which the offering of the securities covered by this prospectus is terminated will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents. You may obtain copies of these filings (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement) at no cost, by requesting them from us by writing or telephoning us at: Hersha Hospitality Trust, 2001 Market Street Suite 3600, Philadelphia, Pennsylvania 19103, Telephone: (215) 238 1046, Attention: Ashish R. Parikh, Chief Financial Officer.

WHERE YOU CAN OBTAIN MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Copies of these documents may be available on our website at www.hersha.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, as amended, including, without limitation, statements containing the words, “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” “ could,” “will,” “would,” “forecast” “project,” “potential,” “likely,” and words of similar import. Such forward-looking statements relate to future events, our plans, strategies, including acquisition and development strategies, industry trends, estimated revenues and expenses, ability to realize deferred tax assets and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital), prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the various factors identified in this and other reports filed by us with the SEC, including, but not limited to those discussed in the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2022, that could cause actual results to differ. Statements regarding the following subjects are forward-looking by their nature:

•	our business or investment strategy;
•	our projected operating results;
•	our ability to generate positive cash flow from operations;
•	our distribution policy;
•	our liquidity and management’s plans with respect thereto;
•	completion of any pending transactions;
•	our ability to maintain and obtain future financing arrangements, including compliance with covenants, and our ability to obtain future financing arrangements or refinance or extend the maturity of existing financing arrangements as they come due;
•	our ability to negotiate with lenders;
•	our understanding of our competition;
•	market trends;
•	projected capital expenditures;
•	the impact of inflation and the change in interest rates;
•	the effects of COVID-19 and its variants and other infectious disease outbreaks;
•	the supply and demand factors in our markets or sub-markets, or a potential recessionary environment;
•	our access to capital on the terms and timing we expect;
•	the restoration of public confidence in domestic and international travel;
•	permanent structural changes in demand for conference centers by business and leisure clientele; and
•	our ability to dispose of selected hotel properties on the terms and timing we expect, if at all.
Forward-looking statements are based on our beliefs, assumptions and expectations, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on forward-looking statements.
Important factors that we think could cause our actual results to differ materially from expected results are summarized below. One of the most significant factors, however, has been the impact of the outbreak of the novel coronavirus on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many other important factors below.
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New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
The following non-exclusive list of factors could also cause actual results to vary from our forward-looking statements:

•	general volatility of the capital markets and the market price of our common shares;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	changes in our industry and the market in which we operate, interest rates, or the general economy;

•	decreased international travel because of geopolitical events, including terrorism, and current U.S. government policies, such as immigration policies, border closings, and travel bans related to COVID-19;

•	widespread adoption of teleconference and virtual meeting technologies could reduce the number of in person business meetings and demand for travel and our services;

•	uncertainty surrounding the financial stability of the United States, Europe and China;

•	the degree and nature of our competition;

•	financing risks, including (i) the risk of leverage and the corresponding risk of default on our mortgage loans and other debt, including default with respect to applicable covenants, (ii) potential inability to obtain waivers of covenants or refinance or extend the maturity of existing indebtedness and (iii) our ability to negotiate with lender;

•	levels of spending in the business, travel and leisure industries, as well as consumer confidence;

•	declines in occupancy, average daily rate and revenue per available room and other hotel operating metrics;

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

•	the degree and nature of our competition;

•	increased interest rates and operating costs and the impact of inflation;

•	ability to complete development and redevelopment projects;

•	risks associated with potential dispositions of hotel properties;

•	availability of and our ability to retain qualified personnel;

•	decreases in tourism due to pandemics, geopolitical instability or changes in foreign exchange rates;

•	our failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code;

•	environmental uncertainties and risks related to natural disasters and increases in costs to insure against those risks;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	the uncertainty and economic impact of pandemics, epidemics, or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, including with respect to New York City;

•	the current COVID-19 pandemic had, and will continue to have, adverse effects on our financial conditions, results of operations, cash flows, and performance for an indefinite period of time. Future pandemics may also have adverse effects on our financial condition, results of operations, cash flows, and performance;

•	world events impacting the ability or desire of people to travel may lead to a decline in demand for hotels; and

•	the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors” and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and in other reports we file with the SEC from time to time.
These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.
All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

TRADE NAMES, LOGOS AND TRADEMARKS
All brand and trade names, logos or trademarks contained, or referred to, in this prospectus and any accompanying prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.
“Autograph Collection Hotels,” “Marriott Hotels,” “Residence Inn by Marriott,” “Courtyard by Marriott,” “The Ritz-Carlton,” “TownePlace Suites by Marriott” and “Westin” are registered trademarks of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.
“Hilton,” “Hilton Hotels,” “Hilton Garden Inn,” “Hampton Inn” and “Home2 Suites” are registered trademarks of Hilton Worldwide Holdings Inc. or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide Holdings Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.
“Hyatt” and “Hyatt House” are registered trademarks of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and/or its affiliates or subsidiaries, and/or their respective officers, directors, agents, employees, accountants and attorneys.
“Holiday Inn,” “Holiday Inn Express” and “Holiday Inn Express Hotel and Suites” are registered trademarks of InterContinental Hotels Group or one of its affiliates. All references below to “InterContinental” mean InterContinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

None of Marriott, Hilton, Hyatt or InterContinental is responsible for the content of this prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus and any accompanying prospectus supplement, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, Hilton, Hyatt or InterContinental is involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by us of the securities covered by this prospectus and any accompanying prospectus supplement. None of Marriott, Hilton, Hyatt or InterContinental has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus and any accompanying prospectus supplement, and the grant by any of them of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, Hilton, Hyatt or InterContinental has assumed, and none shall have, any liability in connection with the offering of securities contemplated by this prospectus and any accompanying prospectus supplement.

THE COMPANY
Hersha Hospitality Trust is a self-advised Maryland real estate investment trust that was organized in 1998 and completed its initial public offering in January of 1999. Our common shares are traded on the NYSE under the symbol “HT.” We invest primarily in institutional grade hotels in major urban gateway markets including New York, Washington, DC, Boston, Philadelphia, and Miami, as well as Santa Monica, Monterey Bay, and Key West. Our primary strategy is to continue to own high quality luxury, upscale, and upper midscale hotels in metropolitan markets with high barriers to entry and independent boutique hotels in markets with similar characteristics. We have operated and intend to continue to operate so as to qualify as a REIT for federal income tax purposes.
We strive to create value through our ability to source capital and identify high growth acquisition targets.  We seek acquisition candidates located in markets with economic, demographic and supply dynamics favorable to hotel owners and operators. Through our due diligence process, we select acquisition targets where we believe selective capital improvements and intensive management will increase the hotel’s ability to attract key demand segments, enhance hotel operations and increase long-term value. To drive sustainable shareholder value, we also seek to recycle capital from stabilized assets in markets with lower forecasted growth rates. Capital from these types of transactions may be and has been redeployed into high growth acquisitions, share buybacks and reduction of debt, subject to compliance with applicable law, our declaration of trust (our “Declaration of Trust”) and certain financial covenants.
Our operations and strategy have evolved, and adapted to the ongoing effects of the COVID-19 pandemic. Due to the COVID-19 pandemic and the effects of travel restrictions and precautions both globally and in the United States, the hospitality industry experienced drastic drops in demand. As such, we have focused on operating efficiently at reduced occupancies, executing expense mitigation strategies, and shoring up liquidity through strategic capital raising and hotel dispositions to address our various debt obligations.
As of December 31, 2022, our portfolio consisted of 22 wholly-owned limited and full service properties with a total of 3,392 rooms, 1 hotel owned through a consolidated joint venture with a total of 115 rooms, and interests in 2 limited service properties owned through joint venture investments with a total of 304 rooms. These 25 properties, with a total of 3,811 rooms, are located in California, Connecticut, District of Columbia, Florida, Maryland, Massachusetts, New York, and Pennsylvania, and operate under leading brands owned by Marriott International, Inc. (“Marriott”), Hilton Worldwide, Inc. (“Hilton”), InterContinental Hotels Group (“IHG”), and Hyatt Corporation (“Hyatt”). In addition, some of our hotels operate as independent hotels.
We are structured as an umbrella partnership REIT, or UPREIT, and we own our hotels and our investments in joint ventures through our operating partnership, Hersha Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership"), for which we serve as the sole general partner. As of December 31, 2022, we owned an approximate 85.1% partnership interest in the Partnership including all of the general partnership interest.
The majority of our wholly-owned hotels are managed by Hersha Hospitality Management, L.P. (“HHMLP”), a privately held, qualified management company owned primarily by other unaffiliated third party investors and in which certain of our trustees and executive officers have a minority investment. Other third party qualified management companies manage certain hotels that are wholly owned or in which we own through joint venture interests. We lease our wholly-owned hotels to 44 New England Management Company (“44 New England”), our wholly-owned taxable REIT subsidiary (“TRS”), or one of its wholly-owned subsidiaries. Each of the hotels that we own through a joint venture investment is leased to another TRS that is owned by the respective joint venture or an entity owned in part by 44 New England.
Our principal executive office is located at 44 Hersha Drive, Harrisburg, Pennsylvania 17102. Our telephone number is (717) 236-4400. Our website address is www.hersha.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in any accompanying prospectus supplement as well as those described in “Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2022 and in other reports we file with the SEC from time to time. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect our financial condition, liquidity, results of operation, business and prospects.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we will contribute the net proceeds of any sale of securities pursuant to this prospectus to the Partnership in exchange for additional operating partnership units. As will be more fully described in an accompanying prospectus supplement, we expect the Partnership will use the net proceeds from the sale of the securities for general business and working capital purposes, including, but not limited to, repaying existing indebtedness, acquiring or developing additional hotel properties, and renovating, expanding and improving our existing hotel properties.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
The following descriptions of the material terms of our shares of beneficial interest are only a summary and are subject to, and qualified in their entirety by reference to, Maryland law and our Declaration of Trust, including the applicable articles supplementary, and our amended and restated bylaws, or our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled “Description of Shares of Beneficial Interest,” references to “we,” “our,” “our company” and “us” refer only to Hersha Hospitality Trust and not to its subsidiaries or our operating partnership unless the context requires otherwise.
Overview
Our Declaration of Trust provides that we may issue up to 104,000,000 Priority Class A common shares of beneficial interest, $0.01 par value per share, 1,000,000 Class B common shares of beneficial interest, $0.01 par value per share, and 29,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which (i) 3,000,000 shares have been designated as 6.875% Series C cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, (ii) 9,050,000 shares are classified as 6.50% Series D cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, and (iii) 5,600,000 shares are classified as 6.50% Series E cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share. As of the date of this prospectus, 39,876,306 Priority Class A common shares were issued and outstanding, no Class B common shares were issued and outstanding, 3,000,000 Series C preferred shares were issued and outstanding, 7,701,700 Series D preferred shares were issued and outstanding, and 4,001,514 Series E preferred shares were issued and outstanding.
Our common shares currently trade on the NYSE under the symbol “HT”, our Series C preferred shares currently trade on the NYSE under symbol “HTPRC”, our Series D preferred shares currently trade on the NYSE under symbol “HTPRD” and our Series E preferred shares currently trade on the NYSE under symbol “HTPRE”. The transfer agent for these shares is American Stock Transfer & Trust Company. Our common shares, our Series C preferred shares, our Series D preferred shares and our Series E preferred shares are subject to certain restrictions on ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT, among other purposes. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.
As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, which is referred to as the Maryland REIT Law, our Declaration of Trust authorizes our board of trustees, without any action by our shareholders, to amend our Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Maryland law and our Declaration of Trust provide that our shareholders are not personally liable for any of our debts, claims, demands, judgments or obligations solely by reason of their status as a shareholder.
Common Shares
The common shares being offered pursuant to this prospectus, upon issuance against full payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.
Voting Rights of Common Shares
Subject to the provisions of our Declaration of Trust regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided with respect to any class or series of our preferred shares, including our Series C preferred shares, our Series D preferred shares and our Series E preferred shares, only holders of our common shares possess voting rights. Our bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Under this standard, a majority of the votes cast means the number of votes cast for a trustee’s election exceeds the number of votes cast against that trustee’s election. Our bylaws provide for the election of trustees by a plurality of the votes cast at a meeting of shareholders at which a quorum is present if the number of nominees exceeds the number of trustees to be elected (a contested election).
Dividends, Liquidation and Other Rights
Holders of our common shares are entitled to receive dividends when authorized by our board of trustees and declared by us out of assets legally available for the payment of dividends, and the holders of common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of the holders of our outstanding Series C preferred shares, our outstanding Series D preferred shares and our outstanding Series E preferred shares, as well as the rights of the holders of any other series of our preferred shares that may be created in the future, and to the provisions of our Declaration of Trust regarding restrictions on transfer of our shares.
The holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any additional common shares. Subject to the restrictions on transfer of shares contained in our Declaration of Trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.
Preferred Shares
We may offer and sell preferred shares from time to time, in one or more classes or series (including additional Series C preferred shares, additional Series D preferred shares and additional Series E preferred shares), as authorized by our board of trustees. The preferred shares being offered by this prospectus and the applicable prospectus supplement, upon issuance against payment of the full purchase price, will be duly authorized, validly issued, fully paid and nonassessable. Our Declaration of Trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any class or series from time to time in one or more class or series, as authorized by our board of trustees. Prior to issuance of shares of each class or series, our board of trustees is required by the Maryland REIT Law and our Declaration of Trust to set for each such class or series, subject to the provisions of our Declaration of Trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise be in their best interest.
The prospectus supplement governing the offering of any preferred shares will describe the specific terms of such securities, including:

•	the title and stated value of the preferred shares;

•	the number of preferred shares offered and the offering price of the preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to the preferred shares;

•	the date from which dividends on the preferred shares will accumulate, if applicable;

•	any limitations on the payment of dividends or other distributions;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of the preferred shares;

•	the redemption rights, including conditions and the redemption price(s), if applicable, of the preferred shares;

•	any listing of the preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of the preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for the preferred shares;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares;

•	a discussion of any additional federal income tax consequences applicable to the preferred shares; and

•	any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “Restrictions on Ownership and Transfer,” in each case as may be appropriate to preserve our status as a real estate investment trust.
The terms of any preferred shares we issue through this prospectus will be set forth in articles supplementary or an amendment to our Declaration of Trust. We will file the articles supplementary or amendment as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary or amendment to our Declaration of Trust for a complete description of all of the terms.
Rank
Unless otherwise indicated in the accompanying prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.
The term “equity securities” does not include convertible debt securities.
Dividends
Subject to any preferential rights of any outstanding shares or series of shares, and to the provisions of our Declaration of Trust regarding ownership of shares in excess of the ownership limitation described in “Restrictions on Ownership and Transfer,” holders of our preferred shares are entitled to receive dividends, when authorized by our board of trustees and declared by us out of assets legally available for payment of dividends.

Redemption
If we provide for a redemption right in a prospectus supplement relating to an offering of preferred shares, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our or the holder’s option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.
Liquidation Preference
As to any preferred shares offered through this prospectus, the applicable prospectus supplement will provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares will receive, before any distribution or payment is made to the holders of any other class or series of shares ranking junior to those preferred shares with respect to rights upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all other preferred shares ranking on a parity with those preferred shares with respect to rights upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets will be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.
The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.
Voting Rights
Unless otherwise indicated in the applicable supplement, holders of our preferred shares will not have any voting rights, except as may be required by the applicable rules and regulations of the NYSE or any other securities exchange on which the preferred shares are listed.
Conversion Rights
The terms and conditions, if any, upon which any class or series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that class or series of preferred shares.
Series C Preferred Shares
The Series C preferred shares generally provide for the following rights, preferences and obligations:

•
Dividend Rights. The Series C preferred shares accrue a cumulative cash dividend at an annual rate of 6.875% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $1.71875 per share per year.

•
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series C preferred shares will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of payment, before any payment or distribution will be made or set aside for holders of any junior shares, including our common shares.

•
Redemption Provisions. The Series C preferred shares were not redeemable prior to March 6, 2018, except in certain limited circumstances. On and after March 6, 2018, the Series C preferred shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time upon not less than 30 days’ nor more than 60 days’ written notice, at a redemption price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption, except in certain limited circumstances. The Series C preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

•
Voting Rights. Holders of Series C preferred shares generally have no voting rights. Whenever dividends on any Series C preferred shares shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of trustees then constituting the board of trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Series C Parity Preferred (as defined below), and the holders of Series C preferred shares (voting together as a single class with the holders of all other series of preferred shares ranking on a parity with the Series C preferred shares as to dividends or upon liquidation, including the Series D preferred shares and the Series E preferred shares (“Series C Parity Preferred”), upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees, if not already elected by the holders of Series C Parity Preferred by reason of similar types of provisions with respect to preferred share trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series C preferred shares or the holders of 20% of any other series of Series C Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series C preferred shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series C preferred shares that would be materially adverse to the rights of holders of Series C preferred shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series C preferred shares voting separately as a single class.

•
Conversion and Preemptive Rights. Except in connection with certain changes in control of our company and in accordance with certain provisions in our Declaration of Trust related to restrictions on ownership and transfer of our shares, the Series C preferred shares are not convertible or exchangeable for any of our other securities or property, and holders of our Series C preferred shares have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series C preferred shares, see our Registration Statement on Form 8-A filed with the SEC on March 1, 2013. See “Where You Can Obtain More Information.”
Series D Preferred Shares
The Series D preferred shares generally provide for the following rights, preferences and obligations:

•
Dividend Rights. The Series D preferred shares accrue a cumulative cash dividend at an annual rate of 6.50% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $1.625 per share per year.

•
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series D preferred shares will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of payment, before any payment or distribution will be made or set aside for holders of any junior shares, including our common shares.

•
Redemption Provisions. The Series D preferred shares are not redeemable prior to May 31, 2021, except in certain limited circumstances. On and after May 31, 2021, the Series D preferred shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time upon not less than 30 days’ nor more than 60 days’ written notice, at a redemption price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption, except in certain limited circumstances. The Series D preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

•
Voting Rights. Holders of Series D preferred shares generally have no voting rights. Whenever dividends on any Series D preferred shares shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of trustees then constituting the board of trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Series D Parity Preferred (as defined below), and the holders of Series D preferred shares (voting together as a single class with the holders of all other series of preferred shares ranking on a parity with the Series D preferred shares as to dividends or upon liquidation, including the Series C preferred shares and the Series E preferred shares (“Series D Parity Preferred”), upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees, if not already elected by the holders of Series D Parity Preferred by reason of similar types of provisions with respect to preferred share trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series D preferred shares or the holders of 20% of any other series of Series D Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series D preferred shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series D preferred shares that would be materially adverse to the rights of holders of Series D preferred shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series D preferred shares voting separately as a single class.

•
Conversion and Preemptive Rights. Except in connection with certain changes in control of our company and in accordance with certain provisions in our Declaration of Trust related to restrictions on ownership and transfer of our shares, the Series D preferred shares are not convertible or exchangeable for any of our other securities or property, and holders of our Series D preferred shares have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series D preferred shares, see our Registration Statement on Form 8-A filed with the SEC on May 27, 2016. See “Where You Can Obtain More Information.”

Series E Preferred Shares
The Series E preferred shares generally provide for the following rights, preferences and obligations:

•
Dividend Rights. The Series E preferred shares accrue a cumulative cash dividend at an annual rate of 6.50% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $1.625 per share per year.

•
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series E preferred shares will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of payment, before any payment or distribution will be made or set aside for holders of any junior shares, including our common shares.

•
Redemption Provisions. The Series E preferred shares are not redeemable prior to November 7, 2021, except in certain limited circumstances. On and after November 7, 2021, the Series E preferred shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time upon not less than 30 days’ nor more than 60 days’ written notice, at a redemption price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption, except in certain limited circumstances. The Series E preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

•
Voting Rights. Holders of Series E preferred shares generally have no voting rights. Whenever dividends on any Series E preferred shares shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of trustees then constituting the board of trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Series E Parity Preferred (as defined below), and the holders of Series E preferred shares (voting together as a single class with the holders of all other series of preferred shares ranking on a parity with the Series E preferred shares as to dividends or upon liquidation, including the Series C preferred shares and the Series D preferred shares (“Series E Parity Preferred”), upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees, if not already elected by the holders of Series E Parity Preferred by reason of similar types of provisions with respect to preferred share trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series E preferred shares or the holders of 20% of any other series of Series E Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series E preferred shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series E preferred shares that would be materially adverse to the rights of holders of Series E preferred shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series E preferred shares voting separately as a single class.

•
Conversion and Preemptive Rights. Except in connection with certain changes in control of our company and in accordance with certain provisions in our Declaration of Trust related to restrictions on ownership and transfer of our shares, the Series E preferred shares are not convertible or exchangeable for any of our other securities or property, and holders of our Series E preferred shares have no preemptive rights to subscribe for any securities of our company.

For additional information regarding our Series E preferred shares, see our Registration Statement on Form 8-A filed with the SEC on November 4, 2016. See “Where You Can Obtain More Information.”

Classification or Reclassification of Common Shares or Preferred Shares
Our Declaration of Trust authorizes our board of trustees to classify or reclassify any unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of beneficial interest.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares rather than full preferred shares. Each depositary share will represent ownership and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, redemption, liquidation and voting rights). We will specify the applicable fraction in a prospectus supplement governing the offering of any depositary shares. We will deposit with a depositary named in a prospectus supplement governing the offering of any depositary shares the preferred shares represented by the depositary shares, under a deposit agreement, among us, the depositary and the holders from time to time of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Dividends and Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by the holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
If a distribution is other than in cash, the depositary will distribute property it receives to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by the holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to the holders.
Withdrawal of Preferred Shares
Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the prospectus supplement.
Redemption
If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the corresponding number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 90 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.
Voting Rights
Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that record holder’s depositary shares. The depositary will, to the extent practicable, vote the preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts. The depositary will not be responsible for any failure to carry out any instruction to vote so long as any such action or inaction is in good faith and does not result from negligence or willful misconduct of the depositary.
Conversion Rights
If we specify in a prospectus supplement governing any depositary shares that the depositary shares are convertible into our common shares or any of our other securities or property, the holders of depositary receipts may surrender them to the depositary with written instructions to instruct us to cause the conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole shares of common shares or other shares of our preferred shares. Upon receipt of such instructions and any amounts payable related to the conversion, we will cause the conversion of the depositary shares using the same procedures as those provided for delivery of preferred shares to effect the conversion. If the depositary shares evidenced by depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. We will not issue fractional shares of our common shares upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
We and the depositary may agree from time to time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement between us and the depositary. However, the holders of at least a majority of the depositary shares then outstanding must approve any amendment that materially and adversely alters the rights of those holders (other than any change in fees). No amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing the depositary shares with instructions to the depositary to deliver to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
We will be permitted to terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if (i) the termination is necessary to preserve our qualification as a REIT under the Code or (ii) a majority of each series of preferred shares affected by the termination consents to it, at which time the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by each holder, that number of whole or fractional preferred shares as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by such depositary with respect to those depositary receipts. We will agree that if we terminate the deposit agreement to preserve our qualification as a REIT under the Code, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares under the agreement have been redeemed, (ii) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of Hersha Hospitality Trust and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares or (iii) each preferred share has been converted into shares of Hersha Hospitality Trust not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, the redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges specified in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by such depositary receipt if the charges are not paid.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications it receives from us in its capacity as the holder of preferred shares. Neither we nor the depositary assumes any obligation, nor will we be subject to any liability under the deposit agreement, to holders of depositary receipts other than for either of our negligence or willful misconduct. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our respective control in performing our respective obligations under the deposit agreement. Ours and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and we, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Any successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Restrictions on Ownership and Transfer
In order to enable us to preserve our status as a REIT, among other purposes, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any depositary shares. The prospectus supplement related to the offering of any depositary shares will specify any additional ownership limitation relating to the warrants being offered thereby. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common shares or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.
The agent for warrants will act solely for us in connection with warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of federal income tax consequences applicable to the warrants; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Additionally, in order to enable us to preserve our status as a REIT, among other purposes, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

DESCRIPTION OF UNITS
We may issue units consisting of one or more common shares, preferred shares, depositary shares, warrants or any combination of such securities.
The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common shares, preferred shares, depositary shares or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units;

•	if appropriate, a discussion of federal income tax consequences applicable to the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.
Additionally, in order to enable us to preserve our status as a REIT, among other purposes, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby. For a description of these restrictions, see “Restrictions on Ownership and Transfer” below.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
Our Declaration of Trust, subject to certain exceptions described below, provides that no person may (i) beneficially or constructively own common shares in excess of 9.9% of the number of outstanding common shares of any class or series of common shares, (ii) beneficially or constructively own preferred shares in excess of 9.9% of the number of outstanding preferred shares of any class or series of preferred shares, (iii) beneficially own equity shares that would result in the equity shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (iv) beneficially own equity shares that would result in our company being “closely held” under Section 856(h) of the Code, or (v) constructively own equity shares that would cause our company to constructively own 10% or more of the ownership interests in a tenant (other than a TRS) of our company’s or our operating partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code. If any restrictions above are violated, such person’s equity shares will be transferred automatically to a share trust and shall be designated shares-in-trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.
The record holder of the common or preferred shares that are designated as shares-in-trust will be required to submit such number of common shares or preferred shares to us for registration in the name of the trust. The trustee will be designated by us, but will not be affiliated with us. The beneficiary of a trust will be one or more charitable organizations that are named by us.
Shares-in-trust will remain issued and outstanding common shares or preferred shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trust, as record holder of shares-in-trust, will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.
The prohibited owner with respect to shares-in-trust will be required to repay to the record holder the amount of any dividends or distributions received by the prohibited owner that are (i) attributable to any shares-in-trust and (ii) the record date of which was on or after the date that such shares became shares-in-trust. The prohibited owner generally will receive from the record holder following the sale or other disposition of such shares-in-trust the lesser of (i) the price per share such prohibited owner paid for the common shares or preferred shares that were designated as shares-in-trust (or, in the case of a gift, devise or Non-Transfer Event (as defined in our Declaration of Trust) the market price (as defined in our Declaration of Trust) per share on the date of such transfer or Non-Transfer Event), and (ii) the price per share received by the record holder from the sale of such shares-in-trust. Any amounts received by the record holder in excess of the amounts to be paid to the prohibited owner will be distributed to the beneficiary.
The shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that created such shares-in-trust (or, in the case of a gift, devise or Non-Transfer Event, the market price per share on the date of such transfer or Non-Transfer Event), or the market price per share on the date that we, or our designee, accepts such offer. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer or Non-Transfer Event which resulted in such shares-in-trust, or the date we determine in good faith that a transfer or Non-Transfer Event resulting in such shares-in-trust occurred.
Any person who acquires or attempts to acquire common or preferred shares in violation of the foregoing restrictions, or any person who owned common or preferred shares that were transferred to a trust, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding common and preferred shares must, within 30 days after December 31 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of common and preferred shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.
The ownership limitation generally does not apply to the acquisition of common or preferred shares by an underwriter that participates in a public offering of such shares.

In addition, the board of trustees, upon receipt of advice of counsel or other evidence satisfactory to the board of trustees, in its sole and absolute discretion, may exempt a person from the ownership limitation under certain circumstances.
The foregoing restrictions continue to apply until the board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and such action is approved by the affirmative vote of two-thirds of the shares entitled to vote on such matter.
All certificates evidencing common or preferred shares bear a legend referring to the restrictions described above.
The restrictions on ownership and transfer described above could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR DECLARATION OF TRUST AND BYLAWS
The following description of certain provisions of Maryland law and of our Declaration of Trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our Declaration of Trust and our bylaws. Copies of our Declaration of Trust and our bylaws are incorporated by reference as exhibits to this registration statement.
Classification of Our Board of Trustees
In accordance with our Declaration of Trust, our bylaws provide that the number of our trustees may be established by our board of trustees but may not be fewer than three nor more than nine. The trustees may increase or decrease the number of trustees by a vote of at least 80% of the members of our board of trustees, provided that the number of trustees shall never be less than the number required by Maryland law and that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Except as may be provided by our board of trustees in setting the terms of any class or series of preferred shares, any vacancy, including a vacancy created by an increase in the number of trustees, will be filled at a regular or special meeting of our board of trustees called for that purpose, by a majority of the remaining trustees or, if no trustees remain, by a plurality of the votes cast by our shareholders at an annual or special meeting of our shareholders at which a quorum is present. Any individual appointed or elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred.
Pursuant to our Declaration of Trust, our board of trustees is divided into two classes of trustees. Trustees of each class are chosen for two-year terms and each year one class of trustees will be elected by the shareholders. We believe that classification of our board of trustees helps to assure the continuity and stability of our business strategies and policies as determined by the trustees. Holders of common shares have no right to cumulative voting in the election of trustees.
The classification of our board of trustees could have the effect of making the replacement of incumbent trustees more time consuming and difficult. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control in us or other transaction that might involve a premium price for holders of common shares that might be in the best interests of the shareholders.
Removal of Trustees
Our Declaration of Trust provides that, subject to the rights of holders of one or more class or series of preferred shares, a trustee may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.
Business Combinations
Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares; or
•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting shares.
A person is not an interested shareholder if our board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder.
After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•	two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.
These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by our board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has adopted a resolution exempting any business combination to which we are a party. As a result, any person may be able to enter into a business combination with us that may not be in the best interest of our shareholders, without compliance by us with the supermajority vote requirements and other provisions of the statute. There is no assurance that our board of trustees will not amend, alter or repeal this resolution in the future.
The provisions of the business combination statute could delay, deter or prevent a change of control or other transaction in which holders of our equity securities might receive a premium for their shares above then-current market prices or which such shareholders otherwise might believe to be in their best interests.
Control Share Acquisitions
Maryland law provides that a holder of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” has no voting rights with respect to those shares unless approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or by trustees who are employees of the Maryland real estate investment trust are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of trustees of a Maryland real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the Maryland real estate investment trust may present the question at any shareholders meeting.
If voting rights are not approved at the shareholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the Maryland real estate investment trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our Declaration of Trust or bylaws.

Our bylaws contain a provision exempting from the control share acquisition act any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Extraordinary Actions, Amendment of Declaration of Trust
Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge, convert or consolidate unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a different percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in its declaration of trust. In accordance with Maryland REIT Law, except as noted below, our Declaration of Trust allows the amendment of our Declaration of Trust, our merger or consolidation, our conversion or sale or disposition of all or substantially all of our assets if our board of trustees declares such action advisable and if such action is approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Our Declaration of Trust provides for approval of the following actions by two-thirds of the votes entitled to be cast on the matter:

•	our intentional disqualification as a REIT or revocation of our election to be taxed as a REIT;

•	the removal of trustees;

•	the amendment or repeal of certain designated sections of our Declaration of Trust; and

•	our termination.
Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by a majority vote of the trustees. As permitted by the Maryland REIT Law, our Declaration of Trust contains a provision permitting our trustees, without any action by our shareholders, to amend our Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.
Amendment to Our Bylaws
Our board of trustees has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, provided that certain amendments to our bylaws require the affirmative vote of at least 80% of the members of our board of trustees, including a majority of the independent trustees. Additionally, our bylaws may be amended by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal submitted for approval at any annual or special meeting of shareholders by a shareholder that satisfies the ownership and other eligibility requirements of our bylaws and Rule 14a-8 under the Exchange Act.
Limitation of Liability and Indemnification
Our Declaration of Trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustees or officers that was material to the cause of action adjudicated.
Our Declaration of Trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any of our present or former trustees or officers who is made a party to, or witness in, a proceeding by reason of his or her service in that capacity or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, manager, partner or otherwise and who is made a party to, or witness in, a proceeding by reason of his or her service in that capacity. Our bylaws and Maryland law require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. Our Declaration of Trust permits us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours, and our bylaws permit us to indemnify and advance expenses to any employee or agent of ours.
Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith or

•	was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Our bylaws require us to advance expenses to the maximum extent permitted by Maryland law. Our bylaws and Maryland law require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.
Term and Termination
Our Declaration of Trust provides that we have perpetual existence, unless terminated. See “—Extraordinary Actions, Amendment of Declaration of Trust” for more information.
Meetings of Shareholders
Under our bylaws, annual meetings of shareholders are to be held in May of each year or at a date and time as determined by our board of trustees in accordance with our bylaws. Special meetings of shareholders may be called only by the chairman of our board of trustees, our chief executive officer or one-third of the trustees then in office. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	by a shareholder who was a shareholder of record at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made pursuant to our notice of meeting only:

•	by or at the direction of our board of trustees;

•	by shareholders at a special meeting requested by shareholders in accordance with our bylaws; or

•	provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although the bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.
Subtitle 8
Maryland law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.
Through provisions in our Declaration of Trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board of two classes, (2) require the affirmative vote of the shareholders entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, (3) vest in the board the exclusive power to fix the number of trustees, (4) require that a vacancy on the board be filled only by any remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred (unless no trustees remain) and (5) require, unless called by the chairman of our board of trustees, our chief executive officer or one-third of the board of trustees then in office, the request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by our shareholders.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
If the board resolution opting out of the business combination act is amended, the business combination provisions and, if the applicable exemption in our bylaws is rescinded, the control share acquisition provisions applicable under Maryland law, the provisions of our Declaration of Trust on classification of our board of trustees, removal of trustees, restrictions on the ownership and transfer of shares of beneficial interest and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or otherwise be in their best interest.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
This section summarizes the material U.S. federal income tax consequences that you, as a holder of our securities, may consider relevant in the acquisition, ownership and disposition of our securities. Hunton Andrews Kurth LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the description of law and the legal conclusions contained herein are correct in all material respects. Because this section is a summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. In addition, this section does not address the tax issues that may be relevant to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders,” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals, foreign partnerships and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders,” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;
•	persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

•	persons holding our securities through a partnership or similar pass-through entity.
This summary assumes that holders of our securities hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section and the opinion of Hunton Andrews Kurth LLP, described below, are based on the current U.S. federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
We urge you to consult your tax advisor regarding the specific tax consequences to you of investing in our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 1999. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2019 through December 31, 2022, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2023 and in the future. You should be aware that Hunton Andrews Kurth LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the Internal Revenue Service (“IRS”) or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest U.S. federal corporate income tax rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business; and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount we actually distributed plus (b) retained amounts on which corporate-level tax was paid by us.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a subchapter C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition; and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, are subject to federal corporate income tax.

•	In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1. It is managed by one or more trustees or directors.
2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.
4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.
5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.
9. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.
We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our Declaration of Trust restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements.
In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to maintain REIT status and comply with recordkeeping requirements of the Code and regulations promulgated thereunder.
Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” (i.e., a corporation that is 100% owned by a REIT and with respect to which no TRS election has been made) is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for federal income tax purposes generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly (a “subsidiary partnership”), will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “—Asset Tests,” below), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.
We have control of our operating partnership and intend to control most of our subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnership and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a TRS may not directly or indirectly operate or manage any lodging facility or health care property or provide rights to any brand name under which any lodging facility or health care property is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging facility or health care property if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility or qualified health care property located outside of the United States will not be considered to operate or manage such facility or property, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Additionally, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs.
A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to any TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We lease all of our hotels to TRSs. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to a wholly owned subsidiary of 44 New England. All of our hotels owned by joint ventures are leased (i) to joint ventures, in which we hold equity interests through a TRS, or (ii) to a TRS wholly owned or substantially owned by the joint venture. We have formed several TRSs in connection with the financing of certain of our hotels. Those TRSs generally own a 1% general partnership interest in the partnerships that own those hotels.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions,” as defined below in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain,” below. Finally, gross income attributable to cancellation of indebtedness will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or gross sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS. See “—Taxable REIT Subsidiaries.”

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS that may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. Moreover, we need not provide services through an “independent contractor” or TRS but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See “—Taxable REIT Subsidiaries.”
Pursuant to percentage leases, our TRS lessees lease the land, buildings, improvements, furnishings and equipment comprising our hotels, for terms between three and five-years, with options to renew at the expiration of the initial lease term. The percentage leases with our TRS lessees provide that the lessees are obligated to pay (i) the greater of a minimum base rent or percentage rent and (ii) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room revenues and gross food and beverage revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly or quarterly.
In order for the base rent, percentage rent and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.
In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.
Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	we and the lessees intend for our relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the lessees have the right to the exclusive possession, use and quiet enjoyment of the hotels during the term of the percentage leases;

•	the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of certain capital expenditures, and dictate through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated, maintained and improved;

•	the lessees generally bear the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases;

•	the lessees benefit from any savings and bears the burdens of any increases in the cost of operating the hotels during the term of the percentage leases;

•	in the event of damage or destruction to a hotel, the lessees will be at economic risk because they will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if we does not restore the hotel to its prior condition;

•	the lessees generally have indemnified us against all liabilities imposed on us during the term of the percentage leases by reason of (i) injury to persons or damage to property occurring at the hotels, (ii) the lessees’ use, management, maintenance or repair of the hotels, (iii) any environmental liability caused by acts or grossly negligent failures to act of the lessees, (iv) taxes and assessments in respect of the hotels that are the obligations of the lessees or (v) any breach of the percentage leases or of any sublease of a hotel by the lessees;

•	the lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

•	the lessees stand to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers who work for the lessees during the terms of the leases, operate the hotels;

•	we cannot use the hotels concurrently to provide significant services to entities unrelated to the lessees; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.
We expect that the leases we enter into in the future with our TRS lessees will have similar features.
Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”
As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.
More generally, percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenue from the hotels that are established in the percentage leases, and we have represented that the percentages (i) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (ii) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.
Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”) other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We do not own any shares or any assets or net profits of any lessee directly or indirectly, other than our indirect ownership of our TRS lessees. We currently lease all of our hotels to TRS lessees, and intend to lease any hotels we acquire in the future to a TRS. Our Declaration of Trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant (other than a TRS). However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
As described above, we may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease lodging facilities from the related REIT as long as it does not directly or indirectly operate or manage any lodging facilities or provide rights to any brand name under which any lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside of the United States will not be considered to operate or manage such facility, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “—Taxable REIT Subsidiaries.”
We have formed several TRSs to lease our hotels. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to another TRS owned by our operating partnership. HHMLP, an “eligible independent contractor,” or other management companies that qualify as eligible independent contractors, manage those hotels. All of our hotels owned by joint ventures are leased (i) to the joint venture in which we hold our equity interest through a TRS, or (ii) to a TRS wholly owned or substantially owned by the joint venture. Those hotels are operated and managed by HHMLP or other hotel managers that qualify as “eligible independent contractors.” We have represented that, with respect to properties that we lease to our TRSs in the future, each such TRS will engage an “eligible independent contractor” to manage and operate the hotels leased by such TRS.
Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. With respect to each hotel in which the lessee does not own the personal property, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
Fourth, we cannot furnish or render non-customary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related hotels. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform non-customary services for the lessee of the property to the extent that the provision of such services would jeopardize our REIT status.
If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs (including as a result of a hotel management company engaged by our TRS lessees to operate our hotels failing to qualify as an eligible independent contractor) or (iii) we furnish non-customary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.
Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of gross receipts or gross sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
From time to time, we have made mortgage loans in connection with the development of hotel properties. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. We have made and will make mortgage loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.
We have also made mezzanine loans that are not secured by a direct interest in real property. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically may not meet all of the requirements for reliance on this safe harbor. We have made and will make mezzanine loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.
Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including any subsidiary REIT that we may form, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate adjusted bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all of the assets of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (v) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year and (b) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.
We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property. We will be subject to U.S. federal income tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.
Hedging Transactions. From time to time, we or our operating partnership have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means any of (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.
We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in each case, by a fraction intended to reflect our profitability.

Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables, money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds, options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property or real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of such property;

•	shares in other REITs and debt instruments issued by “publicly offered REITs”; and

•	investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” or the “10% value test,” respectively).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non- TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT other than a “publicly offered REIT,” except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”
For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We believe that our existing hotels are qualifying assets for purposes of the 75% asset test. Additionally, as described above, from time to time we have made mortgage debt and mezzanine loans. We believe that our investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of personal property securing a mortgage loan, which treat personal property as real property for purposes of the gross income tests so long as no more than 15% of the fair market value of the property securing a loan is personal property.
As described above under “—Gross Income Tests,” our mezzanine loans typically may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Although our mezzanine loans typically may not qualify for that safe harbor, we believe that our mezzanine loans should be treated either as qualifying assets for the 75% asset test or otherwise excluded from the definition of “securities” for purposes of the 10% value test. We have made, and will continue to make, mortgage and mezzanine loans in a manner that will enable us to continue to satisfy the REIT asset and gross income tests.
We intend to continue monitoring the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If at the end of any calendar quarter, we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure to otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we have not in all cases obtained, and we may not in the future obtain, independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support any mortgage or mezzanine loan. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over a specified percentage of our “REIT taxable income.”
Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.

If we cease to be a “publicly offered REIT”, then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.
In addition, a taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income or net operating losses. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property and a 20-year recovery period for related improvements for purposes of determining depreciation deductions. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so.
As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90%

distribution requirement. In such a situation, we may need to borrow funds or issue additional common or preferred shares or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.
We may satisfy the 90% distribution test by making taxable distributions of our shares of beneficial interest or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares of beneficial interest as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the shares distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “—Gross Income Tests” and “—Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary dividend income, whether or not attributable to capital gains. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Shareholders
As used herein, the term “U.S. shareholder” means a beneficial owner of our shares of beneficial interest that for federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes is the beneficial owner of our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that is the beneficial owner of our shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.
Taxation of U.S. Shareholders on Distributions on our Shares
As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations.
For taxable years beginning before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations.
Dividends paid to a U.S. shareholder generally will not qualify for the 20% maximum tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends generally will be taxed at the higher tax rate described above. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares becomes ex-dividend.
A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses,” above. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s shares. Instead, such distribution will reduce the adjusted tax basis of such shares. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its shares, such shareholder will recognize long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are capital assets in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income, and therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset the income they derive from our shares. In addition, taxable distributions from us and gain from the disposition of our shares generally may be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Shareholders on the Disposition of our Shares
In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A U.S. shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gains dividends and any other actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.
Taxation of U.S. Shareholders on a Conversion of Preferred Shares
Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.
Taxation of U.S. Shareholders on a Redemption of Preferred Shares
A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Shareholders on the Disposition of our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above “—Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. For taxable years prior to January 1, 2026, the highest marginal individual income tax rate is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is

25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
FATCA Withholding
Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. shareholders who own our shares of beneficial interest through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Additional Medicare Tax
Certain U.S. shareholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. It is unclear whether the 20% deduction that individuals may take with respect to ordinary dividends received from us is available to reduce the taxpayer’s gross investment income for these purposes.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of beneficial interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either (i) one pension trust owns more than 25% of the value of our shares or (ii) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders
The term “non-U.S. shareholder” means a beneficial owner of our shares of beneficial interest that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. WE URGE NON-U.S. SHAREHOLDERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.
Taxation of Non-U.S. Shareholders on Distributions of our Shares
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”) as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
Capital gain distributions to the holders of shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) (a) our shares are treated as being “regularly traded” on an established securities market in the United States, and (b) the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution or (ii) the non-U.S. shareholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. As a result, non-U.S. shareholders owning 10% or less of the applicable class of our shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold at least 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if we are a “domestically controlled qualified investment entity,” and a non-U.S. shareholder disposes of our shares during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as being subject to FIRPTA to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having income subject to FIRPTA in an amount that, but for the disposition, would have been treated as income subject to FIRPTA. We believe that our common shares, our Series C preferred shares, our Series D preferred shares and our Series E preferred shares are regularly traded on an established securities market in the United States.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares of beneficial interest held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.
Taxation of Non-U.S. Shareholders on the Disposition of Our Shares
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met.
If the applicable class of our shares is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells the applicable class of our shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	the applicable class of our shares is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

•	the non-U.S. shareholder owned, actually or constructively, 10% or less of the applicable class of our shares at all times during a specified testing period.
As noted above, we believe that our common shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares currently are treated as being regularly traded on an established securities market.
If the gain on the sale of our shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.
Taxation of Non-U.S. Shareholders on a Conversion of Preferred Shares
The conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder if our preferred shares constitute a USRPI. Even if our preferred shares constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted tax basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common shares.
Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. shareholder exchanges common shares of beneficial interest received on a conversion of preferred shares for cash or other property.
Taxation of Non-U.S. Shareholders on a Redemption of Preferred Shares
As described under “Taxation of Taxable U.S. Shareholders—Taxation of U.S. Shareholders on a Redemption of Preferred Shares” above, a redemption that satisfies certain tests set forth in Section 302(b) of the Code will be treated as a taxable exchange and a redemption that does not satisfy certain tests under Section 302(b) of the Code will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits). For a more detailed discussion of the treatment of a redemption of preferred shares, see “Taxation of Taxable U.S. Shareholders —Taxation of U.S. Shareholders on a Redemption of Preferred Shares.”

Non-U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. shareholder redeems our preferred stock.
Qualified Shareholders
Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to t under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” generally will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.
In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) generally will not be subject to federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. income taxation and FIRPTA withholding on a sale of our shares.
A qualified shareholder is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program an whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.
A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the shares of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds
Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise made available to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
FATCA Withholding
Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Backup Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Other Tax Consequences
Tax Aspects of Our Investments in Our Operating Partnership and the Subsidiary Partnerships
Substantially all of our investments are owned indirectly through our operating partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or a subchapter S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion for the foreseeable future. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.
If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests” above. In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements” above. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary. See “—Partnership Audit Rules.”
Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Contributed Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to our operating partnership in exchange for common or preferred units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.
In the future, however, our operating partnership may admit partners in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.
Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to our operating partnership;

•	increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•	reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.
If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to Our Operating Partnership. To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.
Partnership Audit Rules
Under the rules applicable to federal income tax audits of partnership, subject to certain exceptions, any IRS audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in the Partnership or any other partnership in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Shareholders are urged to consult their tax advisors with respect to these partnership audit provisions and their potential impact on their investment in our shares of beneficial interest.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests” above. We do not presently intend, however, to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any future law changes on REITs and their security holders. Prospective holders of securities are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
State, Local and Foreign Taxes
We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a holder of our securities transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may sell securities pursuant to this prospectus in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters or dealers for resale to the public or to investors;

•	directly to agents;

•	directly to investors;

•	through a combination of any of these methods of sale; or

•	in any manner, as provided in the accompanying prospectus supplement.
We may also effect a distribution of the securities pursuant to this prospectus through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

•	block trades in which the broker or dealer attempts to sell as agent, but may position and resell a portion of the block, as principal, in order to facilitate the transaction;

•	underwritten offerings;

•	purchases by a broker or dealer, as principal, and resale by the broker or dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	any combination of these methods of sale; or

•	any other legal method.
We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

•	loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.
We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the terms of the securities offered;

•	any option under which underwriters or agents may purchase or place additional securities;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.
We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common shares on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at-the-market” offering.
Underwriters
If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Institutional Purchasers
We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.
Direct Sales
We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.
Trading Markets and Listing of Securities
Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, our Series C preferred shares, our Series D preferred shares or our Series E preferred shares. Each of our common shares, our Series C preferred shares, our Series D preferred shares and our Series E preferred shares is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS
The validity of the securities covered by this prospectus has been passed upon for us by Venable LLP. In addition, the summary of legal matters contained in the section of this prospectus under the heading “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Hunton Andrews Kurth LLP.

EXPERTS
The consolidated financial statements and schedule of Hersha Hospitality Trust as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates.

Amount to be Paid
SEC registration fee		$-
Printing and mailing expense		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees		*
Miscellaneous		*

Total	$	*

*	These fees and expenses are based on the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.
Our Declaration of Trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustees or officers that was material to the cause of action adjudicated.
Our Declaration of Trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any of our present or former trustees or officers who is made a party to, or witness in, a proceeding by reason of his or her service in that capacity or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, manager, partner or otherwise and who is made a party to, or witness in, a proceeding by reason of his or her service in that capacity. Our bylaws and Maryland law require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. Our Declaration of Trust permits us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours, and our bylaws permit us to indemnify and advance expenses to any employee or agent of ours.
Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith or

•	was the result of active and deliberate dishonesty; or

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Our bylaws require us to advance expenses to the maximum extent permitted by Maryland law. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the d of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Item 16.	Exhibits.

Exhibit Number	Description

1.1	Form of underwriting agreement for common shares.†

1.2	Form of underwriting agreement for preferred shares.†

4.1	Form of Common Share Certificate. (filed as Exhibit 4.1 to Hersha Hospitality Trust on July 23, 2018 and incorporated by reference herein).

4.2
Junior Subordinated Indenture, dated as of May 13, 2005, between Hersha Hospitality Limited Partnership and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on May 17, 2005 and incorporated by reference herein).

4.3	Form of Junior Subordinated Note (included in Exhibit 4.2).

4.4
Amended and Restated Trust Agreement of Hersha Statutory Trust I, dated as of May 13, 2005, among Hersha Hospitality Limited Partnership, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, the Administrative Trustees named therein and the holders of undivided beneficial interests in the assets of Hersha Statutory Trust I (filed as Exhibit 4.2 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on May 17, 2005 and incorporated by reference herein).

4.5	Form of Trust Preferred Security Certificate (included in Exhibit 4.4).

4.6
Junior Subordinated Indenture, dated as of May 31, 2005, between Hersha Hospitality Limited Partnership and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on June 6, 2005 and incorporated by reference herein).

4.7	Form of Junior Subordinated Note (included in Exhibit 4.6 hereto).

4.8
Amended and Restated Trust Agreement of Hersha Statutory Trust II, dated as of May 31, 2005, among Hersha Hospitality Limited Partnership, as depositor, Wilmington Trust Company, as property trustee and as Delaware trustee, the Administrative Trustees named therein and the holders of undivided beneficial interests in the assets of Hersha Statutory Trust II (filed as Exhibit 4.2 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on June 6, 2005 and incorporated by reference herein).

4.9	Form of Trust Preferred Security Certificate (included in Exhibit 4.8 hereto).

4.10
Form of specimen certificate representing the 6.875% Series C Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to Hersha Hospitality Trust’s Registration Statement on Form 8-A filed on March 1, 2013).

Exhibit Number	Description

4.11
Form of specimen certificate representing the 6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to Hersha Hospitality Trust’s Registration Statement on Form 8-A filed on May 27, 2016).

4.12
Form of specimen certificate representing the 6.50% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to Hersha Hospitality Trust’s Registration Statement on Form 8-A filed on November 4, 2016).

4.13	Form of depositary receipt.†

4.14	Form of depositary agreement for depositary shares.†

4.15	Form of warrant agreement.†

4.16	Form of warrant certificate.†

4.17	Form of unit certificate.†

5.1	Opinion of Venable LLP regarding the legality of the securities being registered.*

8.1	Opinion of Hunton Andrews Kurth LLP regarding tax matters.*

23.1	Consent of Venable LLP (included in Exhibit 5.1).*

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1).*

23.3	Consent of KPMG LLP.*

24.1	Power of Attorney (included on the signature page of this Registration Statement).*

107	Filing Fee Table.*

†	To be filed as an exhibit to a current report on Form 8-K which is incorporated by reference into this registration statement subsequent to its effectiveness.

*	Filed herewith.

Item 17.	Undertaking.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 2, 2023.

HERSHA HOSPITALITY TRUST

By:	/s/ NEIL H. SHAH
Neil H. Shah, President and Chief Executive Officer

POWER OF ATTORNEY
Each of the trustees of Hersha Hospitality Trust whose signature appears below hereby appoints Ashish R. Parikh and Michael R. Gillespie as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, filing a Rule 462(b) registration statement and generally to do all such things in their behalf in their capacities as trustees and/or officers to enable Hersha Hospitality Trust to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 2, 2023.

Signature	Title

/s/ MICHAEL R. GILLESPIE	Chief Accounting Officer
Michael R. Gillespie	(Principal Accounting Officer)

/s/ JACKSON HSIEH	Trustee
Jackson Hsieh

/s/ THOMAS J. HUTCHISON III	Trustee
Thomas J. Hutchison III

/s/ DONALD J. LANDRY	Trustee
Donald J. Landry

/s/ MICHAEL A. LEVEN	Trustee
Michael A. Leven

/s/ DIANNA F. MORGAN	Trustee
Dianna F. Morgan

/s/ ASHISH R. PARIKH	Chief Financial Officer
Ashish R. Parikh	(Principal Financial Officer)

/s/ JAY H. SHAH	Executive Chairman and Trustee
Jay H. Shah

/s/ NEIL H. SHAH	President, Chief Executive Officer and Trustee
Neil H. Shah	(Principal Executive Officer)